As filed with the Securities and Exchange Commission on July 25, 2003.	Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Ohio	PROVIDENT FINANCIAL GROUP, INC. One East Fourth Street Cincinnati, Ohio 45202	I.R.S. Employer Identification No. 31-0982792

1997 STOCK OPTION PLAN

Mark E. Magee, Esq.
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2861
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, No par value	1,000,000 Shares	$26.37	$26,370,000	$2,134

(1)	This Registration Statement is filed for up to 1,000,000 additional shares issuable upon the exercise of options granted pursuant to the Provident Financial Group, Inc. 1997 Stock Option Plan, as amended.

(2)	Estimated solely for purposes of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 23, 2003 at $26.37 per share.

2

The contents of Registration Nos. 333-28393 and 333-61142, as filed with the Commission on June 3, 1997 and May 17, 2001 respectively, are incorporated herein by reference.

Item 8. Exhibits*

Exhibit 4	Provident Financial Group, Inc. 1997 Stock Option Plan, as amended (incorporated by reference to Provident's Form 10-K for the fiscal year ended December 31, 2002).

Exhibit 5	Opinion of Keating, Muething & Klekamp, P.L.L.

Exhibit 23.1	Consent of Ernst & Young, L.L.P.

Exhibit 23.2	Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

Exhibit 24	Power of Attorney (contained in the signature page)

        * All exhibits are filed herewith unless otherwise indicated.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on July 25, 2003.

PROVIDENT FINANCIAL GROUP, INC. BY: /s/ Robert L. Hoverson —————————————— Robert L. Hoverson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Robert L. Hoverson or Mark E. Magee or Christopher J. Carey as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

Signature	Capacity	Date
*/s/ Robert L. Hoverson Robert L. Hoverson	Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2003

*/s/ Christopher J. Carey Christopher J. Carey	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2003

*/s/ Jack M. Cook Jack M. Cook	Director	July 25, 2003

*/s/ Thomas D. Grote, Jr. Thomas D. Grote, Jr.	Director	July 25, 2003

*/s/ Joseph A. Pedoto Joseph A. Pedoto	Director	July 25, 2003

*/s/ Sidney A. Peerless Sidney A. Peerless	Director	July 25, 2003

*/s/ Joseph A. Steger Joseph A. Steger	Director	July 25, 2003